UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Kachel Boulevard, Suite 400, Green Hills Corporate Center, Reading, Pennsylvania		19607
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 27, 2006, UGI Corporation, the parent of UGI Utilities, Inc., issued a press release to announce that UGI Corporation has entered into a definitive agreement dated January 26, 2006 to acquire the natural gas utility assets of PG Energy from Southern Union Company for approximately $580 million.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the acquisition at 11:00 AM ET on Friday, January 27, 2006. Interested parties who wish to listen to the audio webcast both live and in replay on the Internet may do so at www.shareholder.com/ugi/medialist.cfm or at the company website www.ugicorp.com and click on Investor Relations.

A telephonic replay will be available from 3 PM ET on January 27, 2006 through midnight Tuesday, January 31, 2006. The replay may be accessed at 888-203-1112, passcode 4537769, International 719-457-0820, passcode 4537769.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release of UGI Corporation dated January 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

January 27, 2006	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of UGI Corporation dated January 27, 2006.